UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 16, 2004

AMERICAN VANGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-6354	95-2588080
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

4695 MacArthur Court

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number: (949) 260-1200

Item 5.

On March 16, 2004, American Vanguard Corporation issued a press release announcing that it’s Board of Directors declared a cash dividend of $.12 per share and a 3 for 2 stock split to be distributed on April 16, 2004 to shareholders of record as of March 26, 2004. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.

Exhibit 99.1    Press release dated March 16, 2004 of American Vanguard Corporation.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN VANGUARD CORPORATION
(Registrant)

By:	/s / James A. Barry
James A. Barry
Senior Vice President
Chief Financial Officer

Date:	March 16, 2004

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INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated March 16, 2004 of American Vanguard Corporation announcing that the Board of Directors has declared a $.12 dividend and 3 for 2 stock split to be distributed on April 16, 2004 to shareholders of record as of March 26, 2004.

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